Exhibit 99.1

News Release

Ashland provides update on fiscal 2023 fourth-quarter and full-year earnings1 and announces upcoming portfolio-optimization actions; sets date for fiscal 2023 fourth-quarter earnings release

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Results in the fourth-quarter reflect a customer-demand environment that was generally consistent with expectations
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Fourth-quarter and full-year earnings are below expectations driven primarily by additional inventory-control actions
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Initiation of portfolio-optimization actions to further strengthen resilience and improve profitability

WILMINGTON, Del., November 1, 2023 – Ashland Inc. (NYSE: ASH) today provided an update for preliminary fiscal 2023 fourth-quarter results, full-year sales and Adjusted EBITDA.1 Ashland’s financial results during the quarter reflect market-demand dynamics and underlying business performance that were generally consistent with previously communicated expectations. Earnings for the quarter were most directly impacted by additional inventory-reduction actions taken to better position the company for more conservative demand scenarios.

Key preliminary results are as follows:

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Fiscal fourth-quarter and full-year sales of $518 million and $2.19 billion, respectively;
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Net loss (including discontinued operations) of $4 million for the quarter; net income (including discontinued operations) of $178 million for the full year;
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Adjusted EBITDA of $74 million for the quarter and $459 million for the full year including approximately $58 million of inventory-control actions during the fiscal fourth quarter;
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Inventory reduction of $86 million compared to June 30, 2023;
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Ongoing free cash flow of $104 million in the quarter.

Sales in the quarter were approximately $518 million. Pricing remained favorable for all segments other than Intermediates. Volumes during the quarter continued to be negatively impacted by customer inventory destocking across most end markets. Foreign currency favorably impacted sales by approximately two percent.

“Customer demand was generally consistent with our expectations in the fourth quarter,” said Guillermo Novo, chair and chief executive officer, Ashland. “While we are seeing certain signs of stabilizing demand and reduced destocking actions by customers, there continues to be limited visibility regarding the timing of demand normalization.”

“As a result, we proactively took additional inventory-control actions to manage production, reduce inventory levels and drive stronger free cash flow generation,” continued Novo. “Although these actions will better position Ashland to operate in an uncertain and potentially lower demand environment, they resulted in Adjusted EBITDA for the quarter and full year that were below our original expectations. To drive improved performance, we will be taking additional portfolio and investment actions during fiscal year 2024.”

Portfolio-optimization actions

Ashland is taking the following portfolio-optimization actions to further strengthen the company’s resilience and improve margins and returns in this uncertain environment:

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Commencing a divestiture process for the company’s nutraceuticals business;
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Optimizing and consolidating our carboxymethyl cellulose (CMC) and methyl cellulose (MC) industrial businesses and related capacity to improve productivity and mix;
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Developing plans to repurpose the impacted CMC and MC assets to support other longer-term growth initiatives;
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Optimizing the company’s global hydroxyethyl cellulose (HEC) manufacturing network for greater efficiency;
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Increasing resources and investments to drive our higher-value “globalize and innovate” strategy.

“We are pleased with the progress our Nutraceuticals team has made to strengthen and grow the business,” said Novo. “However, we have determined that it is not core to Ashland’s business model or longer-term strategy. As we saw with the sale of our Adhesive business, we believe Nutraceuticals will be better positioned to thrive as part of an organization where Nutraceuticals is a core to their model and future investment strategy.”

When completed, these portfolio actions are expected to result in improved Adjusted EBITDA margins of approximately 200 basis-points and returns on net assets of 150 to 200 basis-points. These actions will also reduce volatility, improve focus and decrease working capital and maintenance capital expenditures. The impact of these portfolio actions is expected to reduce annual sales by approximately $200 million to $225 million. Ashland plans to take actions to fully offset the approximately $100 million of stranded costs and lost gross profit that is expected to result from these actions.

At the same time, the company plans to increase its investments and resources for the core growth businesses consistent with the “globalize and innovate” strategy that was outlined at the company’s recent Innovation Day. During fiscal year 2024 the company plans to deploy an incremental $4-6 million in commercial and technical resources to support this growth.

"We are repositioning Ashland to further reduce our participation in lower profitability markets where we do not have strong leadership positions. We plan to redeploy assets to support productivity or growth in the new technology platforms we outlined at our Innovation Day in early September," continued Novo. “These actions further enhance focus on our pharmaceuticals, personal care and coatings businesses and position the company well for improved performance and profitability. I look forward to discussing our fiscal-fourth quarter financial results and outlook in more detail during our upcoming earnings call and webcast,” concluded Novo.

The information in this release is preliminary, based upon information available at the time of this news release, and actual results may differ.

Conference Call Webcast

Ashland plans to issue its fourth-quarter earnings release at approximately 5 p.m. ET on Wednesday, November 8, 2023. The company’s live webcast with securities analysts will include an executive summary and detailed remarks. The live webcast will take place at 8 a.m. ET on Thursday, November 9, 2023. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

Among those participating in the webcast presentation will be:

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Guillermo Novo, chair and chief executive officer;
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Kevin Willis, senior vice president and chief financial officer; and
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Seth Mrozek, director, investor relations.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The webcast and supporting materials will be accessible through the Investor Relations section of Ashland's website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available on the Ashland website for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, adjusted EBITDA provides Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income. The adjustments Ashland makes to derive the non-GAAP measure of adjusted EBITDA exclude items which may cause short-term fluctuations in net income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. Adjusted EBITDA provides disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes.

Key items, which are set forth on Table 2 accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income, which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow and ongoing free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert Adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at producing cash from regular business activities. Free cash flow, ongoing free cash flow and ongoing free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and manage costs.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the ongoing Ukraine and Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1 Financial results are preliminary until Ashland’s Form 10-K is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries		Table 1
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended	Twelve months ended
	September 30, 2023	September 30, 2023
Adjusted EBITDA - Ashland Inc.	Provisional Mid-point Estimates	Provisional Mid-point Estimates
Net income (loss)	$(4)	$178
Income tax expense (benefit)	(30)	(8)
Net interest and other expense	28	6
Depreciation and amortization	62	243
EBITDA	56	419
Income from discontinued operations (net of taxes)	(4)	(10)
Gain on pension and other postretirement plan remeasurements	(2)	(2)
Operating key items (see Table 2) (a)	24	52
Adjusted EBITDA	$74	$459

a)
Operating key items on Table 2.

Ashland Inc. and Consolidated Subsidiaries		Table 2
RECONCILIATION OF NON-GAAP DATA - ADJUSTED INCOME FROM CONTINUING OPERATIONS
(In millions except per share data - preliminary and unaudited)

	Three months ended	Twelve months ended
	September 30, 2023	September 30, 2023
	Provisional Mid-point Estimates	Provisional Mid-point Estimates
Income (loss) from continuing operations (as reported)	$(8)	$168
Key items, before tax:
Restructuring costs (a)	5	10
Income on acquisitions and divestitures, net (a)	(6)	(6)
Environmental reserve adjustments (a)	25	56
ICMS Brazil tax credit (a)	-	(12)
Asset impairments (a)	-	4
Gain on pension and other postretirement plan remeasurements	(2)	(2)
Unrealized losses (gains) on securities	18	(29)
Key items, before tax	40	21
Tax effect of key items (b)	(9)	(1)
Key items, after tax	31	20
Tax specific key items:
Uncertain tax positions, valuation allowance, and other and tax reform related activity	(20)	(44)
Tax specific key items (c)	(20)	(44)
Total key items	11	(24)
Adjusted income from continuing operations (non-GAAP)	$3	$144
Amortization expense adjustment (net of tax)	18	74
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$21	$218

a)
Operating key items.
b)
Represents the tax effect of the key items that are previously identified above.
c)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.

Ashland Inc. and Consolidated Subsidiaries	Table 3
RECONCILIATION OF CERTAIN NON-GAAP DATA
(In millions - preliminary and unaudited)

Three months ended
September 30, 2023
Free cash flows	Provisional Mid-point Estimates
Total cash flows provided by operating activities from continuing operations	$130
Adjustments:
Additions to property, plant and equipment	(69)
Free cash flows	$61
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program (a)	26
Restructuring-related payments (b)	5
Environmental and related litigation payments (c)	12
Ongoing free cash flow	$104

Net Income	(4)
Adjusted EBITDA (d)	$74

Operating cash flow conversion (e)	Not meaningful
Ongoing free cash flow conversion (f)	141%

a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
b)
Restructuring payments incurred during each period presented.
c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
d)
See Adjusted EBITDA reconciliation.
e)
Operating cash flow conversion is defined as Cash flows provided by operating activities from continuing operations divided by Net Income.
f)
Ongoing free cash flow conversion is defined as Ongoing free cash flow divided by Adjusted EBITDA.